Exhibit 10.9.11

Form of Stock Option Agreement
Under the Teradata 2012 Stock Incentive Plan
(Non-Statutory Stock Option)
You have been granted an option (the “Option”) under the Teradata 2012 Stock Incentive Plan (the “Plan”) to purchase a number of shares of common stock of Teradata Corporation (“Shares”) at the price per Share as described on the stock option information page on the website of Teradata’s third party Plan administrator, subject to the terms and conditions of this Stock Option Agreement (this “Agreement”) and the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
1.Your right to exercise this Option will expire on the tenth (10th) anniversary (the “Expiration Date”) of the date of grant of this Option (the “Date of Grant”), unless sooner terminated due to the termination of your employment as described below. If the Expiration Date falls on a Saturday, Sunday or holiday, it will be deemed to occur on the next following business day.
2.This Option will vest, and the vested Shares (“Option Shares”) may be exercised, in equal annual installments (subject to mathematical rounding performed by Teradata’s third party Plan administrator) over the four year period commencing on the Date of Grant, such that all of the shares represented by this Option shall be vested on the fourth (4th) anniversary of the Date of Grant. This vesting schedule is contingent upon your continuous employment with Teradata Corporation or any of its affiliate companies (collectively referred to in this Agreement as “Teradata”) as of and until each of the vesting dates. In the event your employment with Teradata terminates prior to the fourth (4th) anniversary of the Date of Grant, except as otherwise provided below, this Option will terminate with respect to the then unvested portions.
3.This Option will vest in full if you (a) die while actively employed by Teradata, or (b) cease to be actively employed by Teradata as a result of a disability for which you qualify for benefits from the Teradata Long-Term Disability Plan or another long-term disability plan sponsored by Teradata (“Disability”). In such cases, this Option may be exercised until the later of (x) the third (3rd) anniversary of the date of death or Disability, or (y) the Expiration Date.
4.If you voluntarily terminate employment with Teradata due to Retirement (as defined in this Section 4), the unvested portion of this Option will terminate and be forfeited, and the vested portion may be exercised until the earlier of (a) the third (3rd) anniversary of your Retirement, or (b) the Expiration Date. For purposes of this Agreement, “Retirement” means termination by you of employment at or after age 55 other than, if applicable to you, for Good Reason (as described below) following a Change in Control.
5.Notwithstanding any provision in this Agreement to the contrary, in the event a Change in Control occurs and this Option award is not assumed, converted or replaced by the continuing entity, the Option shall vest immediately prior to the Change in Control. In the event of a Change in Control wherein this Option award is assumed, if Teradata terminates your employment other than for Cause or Disability during the twenty-four (24) months following the Change in Control, this Option shall vest in full immediately upon your termination of employment, and the Option shall remain exercisable until the later of (a) the earlier of the one (1) year anniversary of your termination of employment or the Expiration Date, or (b) the applicable date determined under Sections 3 and 4 above. If you are a participant in the Teradata Change in Control Severance Plan, a Teradata Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined within twenty-four (24) months following a Change in Control, this Option shall vest immediately upon your termination of employment, and the Option Shares shall remain exercisable until the earlier of (a) the Expiration Date, or (b) the first (1st) anniversary of your termination of employment.
6.If your Teradata employment is involuntarily terminated for Cause at any time, this Option will automatically terminate and all unexercised vested and unvested Option Shares will be forfeited and will not be exercisable as of the date of such termination. Further, if your employment is terminated by Teradata for Cause, then, to the extent demanded by the Committee in its sole discretion and permitted by applicable law, you shall (a) return to Teradata all Option Shares that you have not disposed of that have been acquired pursuant to this Agreement, in exchange for payment by Teradata of any amount actually paid by you for the Option Shares; and (b) with respect to any Option Shares acquired pursuant to this Agreement that you have disposed of, pay to Teradata in cash the excess of (i) the Fair Market Value of such Option Shares on the date acquired, over (ii) any amount actually paid by you for the Option Shares.
7.In the event of a termination of your employment with Teradata for any other reason, including but not limited to reduction-in-force, this Option will automatically terminate, any unvested Option Shares will be forfeited and the vested portion of this Option may be exercised no later than the earlier of (a) the 59th day after the date of termination of your employment, or (b) the Expiration Date.
8.In the event that you die after your termination of employment by Teradata, but while this Option remains exercisable, this Option may be exercised, by your beneficiary or heir, until the one (1) year anniversary of the date of your death, regardless of the Expiration Date.
9.By accepting this award, except to the extent that disclosure is required or permitted by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not to disclose it to others. The Option will be forfeited if you violate the terms of this Section 9.
10.This Option will be cancelled if the Committee determines that you engaged in misconduct in connection with your employment with Teradata.
11.This Option shall be exercised in accordance with procedures established by the administrator of Teradata’s stock option program, including broker-assisted cashless exercises. In countries where deemed mandatory, upon exercise, the purchase price will be paid by simultaneous sale of the Option Shares exercised, in such a manner that Teradata is not subject to taxation upon grant of the option award. Any taxes required by law to be withheld or paid with respect to exercise of this Option shall be deducted from the proceeds of the Option exercise. If Teradata or the administrator of the stock option program is unable to withhold required taxes from the proceeds of the Option exercise, you or your legal representative or beneficiary will be required to pay such amounts, and Teradata may take any action necessary to satisfy such obligation, including but not limited to withholding cash from compensation otherwise due to you or your beneficiary, or withholding from the Option Shares exercised such numbers of Option Shares as it, in its sole discretion, shall determine to be required to satisfy such withholding requirements.
12.Within a reasonable period after any vested portion of this Option is exercised, Teradata will instruct its transfer agent and/or third party Plan administrator to credit you or your successor with the number of Option Shares you exercised. Neither you nor your legal representative shall be, or have any of the rights and privileges of, a stockholder of Teradata in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until Teradata credits you with, or causes a credit to you of, such Option Shares.

13.This Option is not transferable by you other than by beneficiary designation, will or the laws of descent and distribution, and during your lifetime this Option may be exercised only by you or your guardian or legal representative.
14.You may designate one or more beneficiaries to receive all or part of this Option in case of your death, and you may change or revoke such designation at any time. In the event of your death, any portion of this Option that is subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option not designated by you shall be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Option Shares in question may be purchased by and distributed to your estate, in which event Teradata shall have no further liability to anyone with respect to such Option Shares.
15.In exchange for this Option, you agree that during your employment with Teradata and, to the extent permitted by applicable law, for a period of twelve (12) months after termination of your Teradata employment (or if applicable law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, without the prior written consent of the Chief Executive Officer of Teradata: (a) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section 15) to the extent such services or employment involves the development, manufacture, marketing, advertising, sale or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers and upon which you worked or in which you participated during the last two (2) years of your Teradata employment; (b) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his or her employment with Teradata or otherwise cease his or her relationship with Teradata; or (c) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by Teradata, including customers of Teradata. If you breach the terms of this Section 15, you agree that in addition to any liability you may have for damages arising from such breach, this Option will be immediately cancelled, all vested and unexercised Option Shares shall be forfeited, and, to the extent permitted by applicable law, you will pay to Teradata the difference between the exercise price and the Fair Market Value on the date of exercise of any Option Shares received in connection with the exercise of this Option on or after the date which is twelve (12) months prior to the date of the breach.
As used in this Section 15, “Competing Organization” means an organization identified as a Competing Organization by the Chief Executive Officer of Teradata for the year in which your employment with Teradata terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers. The list of Competing Organizations identified by the Chief Executive Officer is maintained by the Teradata Law Department.
16.By accepting this Option, you agree that, where permitted by local law, any controversy or claim arising out of or related to your employment relationship with Teradata shall be resolved by first exhausting any Teradata internal dispute resolution process and policy, and then by arbitration pursuant to such policy. If you are employed in the United States, the arbitration shall be pursuant to the Teradata dispute resolution policy and the then current rules of the American Arbitration Association and shall be held in the city of the location of the headquarters of Teradata. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business unit in which you work. The arbitration shall be held before a single arbitrator who is an attorney knowledgeable in employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the state in which the headquarters of Teradata is located. Each party shall bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States.
Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 15, Teradata will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 15 Teradata may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration. You stipulate to the exclusive jurisdiction and venue of the state and federal courts located in the location from which Teradata’s Option program is administered for any such proceedings.
17.By accepting this award, you acknowledge and agree that, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Option Shares pursuant to the terms of the Teradata Corporation Compensation Recovery Policy (or a successor policy), as the same may be amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.
18.The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.
19.The terms of this Option as evidenced by this Agreement may be amended by the Teradata Board of Directors or the Committee at any time.
20.This Option and the number and kind of Shares covered by this Agreement shall be subject to adjustment as provided in Section 14 of the Plan.
21.Nothing contained in this Agreement shall confer upon you any right with respect to continuance of employment by Teradata, nor limit or affect in any manner the right of Teradata to terminate your employment or adjust your compensation.
22.In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 16 of this Agreement shall prevail.
23.By accepting any benefit under this Agreement, you and each person claiming under or through you shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of this Agreement and the Plan and any action taken under this Agreement or the Plan by the Committee, the Board of Directors or Teradata, in any case in accordance with the terms and conditions of this Agreement.

24.Teradata may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Teradata or a third party designated by Teradata.